Exhibit 16.1

New York Office 7 Penn Plaza, Suite 830 New York, NY 10001 T 212.279.7900

October 15, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Kandi Technologies Group, Inc. under Item 4.01 of its Form 8-K dated October 11, 2021. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Kandi Technologies Group, Inc. contained therein.

Very truly yours,

Marcum Bernstein & Pinchuk LLP